Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227858

PROSPECTUS SUPPLEMENT

(To prospectus dated November 9, 2018)

1,650,164 Shares of Common Stock

AYRO, Inc.

We are offering 1,650,164 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus to certain institutional investors. Each share of common stock is being sold at a price per share equal to $6.06. In a concurrent private placement, we are also selling to such investors (i) warrants to purchase up to 1,237,624 shares of our common stock (the “Series A Warrants”), which represent 75% of the number of shares of our common stock being purchased in this offering, exercisable for one share of our common stock at an exercise price of $8.09 per share, and exercisable immediately upon issuance with a term of six (6) months from the date of issuance; and (ii) warrants to purchase up to 825,084 shares of our common stock (the “Series B Warrants,” and, collectively with the Series A Warrants, the “Warrants”), which represent 50% of the number of shares of our common stock being purchased in this offering, exercisable for one share of our common stock at an exercise price of $8.90 per share, and exercisable immediately upon issuance with a term of five (5) years from the date of issuance. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is traded on The Nasdaq Capital Market under the symbol “AYRO.” On November 20, 2020, the closing sale price of our common stock on The Nasdaq Capital Market was $8.09 per share.

This investment involves a high degree of risk. See “Risk Factors” on page S-16 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

Palladium Capital Advisors, LLC, or Palladium, and Spartan Capital Securities, LLC, or Spartan, acted as placement agents in connection with this offering. Palladium is entitled to a fee equal to 8.0% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate of approximately $400,000, and a warrant to purchase 57,467 shares of our common stock (which equals 7% of the aggregate number of shares sold in this offering to investors introduced to us by Palladium) at an exercise price of $6.969 per share (which represents 115% of the offering price per share sold in this offering). Spartan is entitled to a fee equal to 7.5% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors, or an aggregate fee of approximately $375,000, and a warrant to purchase 56,256 shares of our common stock (which represents a number of shares equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering) at an exercise price of $6.666 per share (which represents 110% of the offering price per share sold in this offering).

The gross proceeds to us before fees and expenses will be $10,000,000. The aggregate total placement agent fees of this offering payable in cash will be approximately $775,000, resulting in proceeds to us, before expenses, of approximately $9,225,000. See “Plan of Distribution” on page S-20 of this prospectus supplement for more information regarding the compensation of the placement agents.

Delivery of the shares of common stock to investors is expected to occur on or about November 24, 2020, subject to satisfaction of customary closing conditions.

Effective as of 6:05 pm Eastern Time on May 26, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. Immediately following the reverse stock split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the reverse stock split. The net result of the reverse stock split and the stock dividend was a 1-for-5 reverse stock split. All share and per share prices in this prospectus supplement have been adjusted to reflect the reverse stock split and the stock dividend.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 22, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “AYRO”, “we”, “our”, “us” and “the Company” refer, collectively, to AYRO, Inc. and its subsidiaries.

We own various U.S. federal trademark registrations and applications, and unregistered trademarks and service marks, including “AYRO” and our corporate logo. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	we may be acquired by a third party based on preexisting agreements;

●	we have a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles;

●	we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims;

●	the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase our vehicles;

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●	increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business;

●	our business may be adversely affected by labor and union activities;

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks;

●	increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions;

●	we may fail to comply with environmental and safety laws and regulations;

●	our proprietary designs are susceptible to reverse engineering by our competitors;

●	if we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us;

●	should we begin transacting business in other currencies, we are subject to exposure from changes in the exchange rates of local currencies;

●	we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

●	our expected use of proceeds from this offering; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including those set forth under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020 (the “Form 10-Q”).

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including from the Form 10-Q, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (“we,” “us,” “our” or the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, Inc., a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “AYRO” refer to AYRO, Inc. and its subsidiaries. References to “DropCar” refer to DropCar, Inc. prior to the Merger.

Overview

We design and manufacture compact, sustainable electric vehicles for closed campus mobility, urban and community transport, local on-demand and last mile delivery, and government use. Our three- and four-wheeled purpose-built electric vehicles are geared toward commercial customers including universities, last mile delivery services and food service providers.

Our Products

AYRO vehicles provide the end user an environmentally friendly alternative to internal combustion engine vehicles (cars powered by gasoline or diesel oil), for light duty uses, including low-speed logistics, maintenance and cargo services, at a lower total cost.

AYRO Club Car 411

The AYRO Club Car 411 (the “AYRO 411 Fleet”) is a family of electric, four-wheel compact, light-duty utility trucks sold exclusively through AYRO’s contracted partner, Club Car, as part of a global multi-year sustainability solution development, sales and marketing agreement. Each of the AYRO 411 Fleet of vehicles is classified as a street legal low speed vehicle (“LSV”), defined as a four-wheeled motor vehicle, other than an all-terrain vehicle, that is capable of reaching speeds of at least 20 miles per hour (“mph”) but not greater than 25 mph, with a gross vehicle weight rating of less than 3,000 pounds and meets the safety standards in Title 49 of the U.S. Code of Federal Regulations, section 571.50.

The AYRO 411 Fleet has an expected range of up to 50 miles and a maximum speed range of 25 mph (or 40 kilometers per hour), in line with the United States Department of Transportation (“USDOT”) regulations for low-speed vehicles and with most state statutes, which typically limit the speed of LSVs to 25 mph on 35 mph posted roads. The current AYRO 411 Fleet includes:

●	the 411 Flatbed truck, which provides drivers with considerable versatility of use;

●	the 411 Pickup truck, which is ideal for hauling; and

●	the 411 Cargo Van Box, a fully enclosed cargo box.

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The AYRO 411 Fleet has zero gas emissions, a recharge capability of up to six to eight hours using 120V/20A outlets and has a payload capacity of up to 1,100 pounds. AYRO estimates that the AYRO 411 Fleet’s operating costs are approximately 50% lower per year compared to similarly sized gas-powered trucks/vans. Vehicles in the AYRO 411 Fleet are equipped with:

●	reinforced steel (coated) chassis houses the motor, controller and enclosed battery operating system;

●	auto-grade suspension with Transverse Leaf Spring on the front and horizontal spring with coil-over shock in the rear;

●	power assisted steering;

●	street legal if registered/licensed per standard vehicles by dealer or user;

●	multi-point, anchored DOT compliant safety harnesses for driver and passenger;

●	a standard back-up camera (appears on larger LCD display – see below);

●	a standard 7-inch (17.7 centimeter) LCD display;

●	a standard manual parking break;

●	four-wheel all-disk braking system and corrosion resistant body panels; and

●	heating and ventilation systems in the cabin of the truck.

With its low speed, zero-emissions, and cost-effectiveness, the AYRO 411 Fleet seeks to satisfy the needs of a variety of customers, including university and college campuses, retailers, airports and ports, business parks and campuses, warehouses, production facilities, resorts and theme parks, apartments and condos.

AYRO 311 Autocycle

The AYRO 311 Autocycle (the “AYRO 311”) is a compact, light-duty street-legal electric vehicle with a maximum speed of up to 50 mph. Strategically engineered with USDOT-compliant automotive parts, the AYRO 311 is built to a high-performance standard, has standard automotive controls and does not require any special licenses or conditions in order to drive. Like the AYRO 411 Fleet, it has a range of up to 50 miles, has zero gas emissions and a recharge capability of up to six to eight hours using 120V/20A and its operating costs are estimated to be approximately 50% lower per year compared to gas-powered vehicles.

AYRO 311’s equipment includes:

●	a standard back-up camera, a standard 7-inch (17.7 centimeter) LCD display;

●	a standard manual parking break; enclosed and corrosion resistant body panels;

●	heating, ventilation, and fan systems in the cabin of the vehicle;

●	standard automotive controls including foot accelerator and brake pedals;

●	a USDOT-approved windshield, a windshield wiper and washer system;

●	a driver’s 3-point safety belt and a passenger’s 4-point safety belt; warning flashers;

●	AM and FM radio;

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●	Bluetooth capabilities;

●	a GPS system; and

●	an SD card slot.

With its automotive-style controls (a steering wheel and foot pedals), the AYRO 311 drives like a regular car and accommodates the average consumer and is designed for neighborhood food delivery, last mile delivery, parking enforcement and urban dwellers. More specifically, this product targets urban dwellers due to its compact size in dense urban environments. The AYRO 311 also targets commercial customers, such as neighborhood food and product delivery fleets, gated communities, country clubs, and colleges and universities due to its highly customizable appearance with a range of brand and logo wraps, spot graphics, and color options (glossy white or athletic red), its compact design and ability to go virtually anywhere. The AYRO 311 also targets municipalities and facilities as customers for use in parking enforcement, special events, and public safety.

AYRO 511 (Concept)

AYRO is currently investigating and researching the concept vehicle, the AYRO 511, a new full-time four-wheel drive electric vehicle. The AYRO 511 is expected to have 13 inches (33 centimeters) of clearance and enhanced stability in a diverse array of terrains and seasons. Additionally, the truck will be designed to operate with an automotive-style drive system, cutting driving noise down to a minimum.

Additional Models and Vehicles

AYRO is currently in discussions with Club Car regarding a variety of new models and vehicles.

Manufacturing and Supply Chain

Manufacturing Agreement with Cenntro

In 2017, AYRO partnered with Cenntro Automotive Group, Ltd. (“Cenntro”), which operates a large electric vehicle factory in the automotive district in Hangzhou, China, in a supply chain agreement to provide sub-assembly manufacturing services. Through the partnership, Cenntro acquired nineteen percent (19%) of AYRO’s common stock. Cenntro beneficially owned approximately 13.7% as of December 31, 2019. Cenntro owns the design of the AYRO 411 Fleet vehicles and has granted AYRO an exclusive license to purchase the AYRO 411 Fleet vehicles for sale in North America.

Under AYRO’s Manufacturing License Agreement with Cenntro (the “MLA”), in order for AYRO to maintain its exclusive territorial rights pursuant to the MLA, for the first three years after the effective date of April 27, 2017, AYRO must meet the following minimum sale requirements: (i) a minimum of 300 units sold by the first anniversary of the effective date of the MLA; (ii) a minimum of 800 units sold by the second anniversary of the effective date of the MLA; and (iii) a minimum of 1,300 units sold by the third anniversary of the effective date of the MLA. Cenntro will determine the minimum sale requirements for the years thereafter. Should any event of default occur, the other party may terminate the MLA by providing written notice to the defaulting party, who will have 90 days from the effective date of the notice to cure the default. Unless waived by the party providing notice, a failure to cure the default(s) within the time 90-day time frame will result in the automatic termination of the MLA. Events of default under the MLA include a failure to make a required payment when due, the insolvency or bankruptcy of either party, the subjection of either party’s property to any levy, seizure, general assignment for the benefit of creditors, and a failure to make available or deliver the products in the time and manner provided for in the MLA.

Cenntro is also being used to perform sub-assembly manufacturing of the AYRO 311. AYRO imports semi-knocked-down vehicle kits from Cenntro for both the 411 and 311 models. The vehicle kits are received through shipping containers by AYRO’s assembly facility in Round Rock, Texas. The vehicles are then assembled with limited customization requirements per order. As such, the partnership with Cenntro allows AYRO to scale manufacturing operations without significant investment in capital expenditures, and therefore bring products to market rapidly.

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AYRO currently occupies 24,000 square feet of manufacturing space configured in a “U”-shaped assembly line with multiple stations per vehicle. AYRO’s manufacturing space allows multiple assembly lines plus adequate raw material storage. The chart below indicates the number of vehicles and assembly time required for each. Assembly time also includes USDOT quality checks and testing as the final step of the assembly process. Additionally, the number of vehicles indicated below assumes a single shift. AYRO believes that its volumes could be doubled per line by adding a second shift that would operate from 4pm to midnight.

Vehicle	Assembly time (Man-Hours)	Vehicles assembled per month
AYRO 411	12.0	200
AYRO 311	14.0	200
AYRO 311x (estimated)	15.0	200

Master Procurement Agreement with Club Car

In March 2019, AYRO entered into a five-year Master Procurement Agreement (the “MPA”) with Club Car for the sale of AYRO’s four-wheeled vehicles. The MPA grants Club Car the exclusive right to sell the AYRO 411 Fleet in North America, provided that Club Car orders a mutually agreed on number of AYRO vehicles per year. Under the terms of the MPA, AYRO receives orders from Club Car dealers for vehicles of specific configurations, and AYRO invoices Club Car once the vehicle has shipped. The MPA has an initial term of five years commencing January 1, 2019 and may be renewed by Club Car for successive one-year periods upon 60 days’ prior written notice. AYRO also agreed to collaborate with Club Car on developing new products similar to the AYRO 411 Fleet and improvements to existing products, and AYRO granted Club Car a right of first refusal to purchase similar commercial utility vehicles which AYRO develops during the term of the MPA. AYRO is currently engaged in discussions with Club Car to develop additional products to be sold by Club Car in Europe and Asia, but there can be no assurance that these discussions will be successful. Pursuant to the MPA, AYRO also granted Club Car a right of first refusal in the event that AYRO intends to sell 51% or more of its assets or equity interests, which right of first refusal is exercisable for a period of 45 days following AYRO’s delivery of an acquisition notice to Club Car.

Manufacturing Services Agreement with Karma

On September 25, 2020, we entered into a Master Manufacturing Services Agreement (the “Karma Agreement”) with Karma Automotive LLC (“Karma”), pursuant to which Karma agreed to provide certain manufacturing services for the production of our vehicles. The initial statement of work provides that Karma will perform assembly of a certain quantity of our 411 product and provide testing, materials management and outbound logistics services. For such services in the initial statement of work, we agreed to pay $1,160,800 to Karma, of which (i) $520,000 was paid at closing and (ii) $640,000 is due and payable five months following the satisfaction of certain production requirements.

The Karma Agreement expires (i) 12 months from the start of volume production of the vehicles or (ii) such earlier time as the parties mutually agree in writing. In addition, Karma, in its sole discretion, may terminate the Karma Agreement at any time, without cause, upon twelve months’ prior written notice. We may terminate the Karma Agreement, without cause, upon six months’ prior written notice.

Strategic Partnership with Autonomic

Additionally, AYRO is developing a technology platform that can be deployed to any vehicle as additional value-add subscriptions offered directly to the end customer. AYRO has partnered with Autonomic, a wholly-owned subsidiary of Ford Smart Mobility LLC, to collect vehicle health, use and location information (telematics) in its transportation mobility cloud and produce purpose-built information back to AYRO, customers and fleet operators, generating an additional revenue stream. Working together, the companies aim to develop a range of services to enable mobility applications for AYRO’s line of vehicles which power everything from moving products and equipment to people and last-mile delivery services.

Engineering Development and Production Process Validation

As a baseline, AYRO’s product development and engineering efforts align with the Society of Automotive Engineering (“SAE”) J2258_201611 standards for Light Utility Vehicles. The J2258 standard provides key compliance criteria for Gross Vehicle Weight Rating (“GVWR”), occupant protection and safety restraint systems, lateral and longitudinal stability, center of gravity and operating controls, among others. AYRO’s test validation and inspection standards follow Federal Motor Vehicle Safety Standards (“FMVSS”) 49 CFR 571.500 for LSVs with the additions of SAE J585 and FMVSS 111 for rear visibility, lighting, signaling, reflectors, changes in direction of movement, back-up camera response timing and field of view.

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AYRO’s development standards and test compliance validation processes are supported by a variety of test documentation including supplier self-reporting, third party laboratory test reports and regional compliance validation with the California Air Resource Board (“CARB”) for speed, range and environmental performance.

AYRO’s production system follows a lean, cell-based, manufacturing model. The process involves the following five sequential cells: (1) cab preparation, (2) chassis preparation, (3) system integration and testing, (4) final assembly and integration test, and (5) QA & FMVSS Compliance. Assembly quality and shift efficiency metrics are measured daily by AYRO production staff at end of every shift.

AYRO maintains a certification and compliance check list for each vehicle. AYRO’s three and four-wheeled vehicles use an automotive style steering wheel, turn signal stalk, headlight, running light and reverse light controls, a multi-speed windshield wiper and washer and an accelerator and brake pedal consistent with controls employed in standard passenger cars. As the AYRO 311 and AYRO 411 are direct drive vehicles, there is no stick shift, clutch, paddle shift, or belt driven CSV (continuously variable) transmission needed to operate the vehicles within the intended torque band and speed range. Accordingly, AYRO’s vehicles are homologated under existing U.S., state and local LSV requirements and the corresponding motorcycle and autocycle requirements under 49 CFR 571.3.

The Industry and AYRO’s Competitive Position

The U.S. electric vehicle market is expected by many commentators to increase dramatically over the next decade, driven by factors such as the country’s increasingly urbanized population, the significant cost of owning and operating gas-powered vehicles, the growing global awareness of the damaging effects of pollution and greenhouse gas emissions, and rising investment in clean technology and supporting infrastructure.

A segment of the electric vehicle market, low speed electric vehicles (“LSEVs”)—which are LSVs but cannot be powered by gas or diesel fuel—are growing increasingly popular as eco-friendly options for consumers and commercial entities. LSEVs run on electric motors fueled by a variety of different batteries, such as lithium ion, molten salt, zinc-air and various nickel-based designs.

In 2017, the global LSEV market was valued at approximately $2,395 million, according to Allied Market Research, and global sales of LSEVs have only continued to grow over the past two years, with sales expected to reach 1.5 million units in 2021. According to the Low Speed Electric Vehicles Market report conducted by Market Study Report, over the next five years, the LSEV market is expected to register a 10.8% compound annual growth rate in terms of revenue, with the global market size expected to reach $8,870 million by 2024, up from $4,790 million in 2019.

Trends Driving the Need for Electric Vehicles

Trends such as increasingly stringent government regulations aimed toward reducing vehicle emissions, growing urban populations, and social pressure to adopt sustainable lifestyles all create a demand for more ecologically and economically sustainable methods of transportation. This demand continues to spur technological advancements and LSEV market growth.

Incentivizing Effect of Government Rules and Regulations. Expanding rules and regulations governing vehicle emissions have contributed to growth in the LSEV market. In particular, the U.S., Germany, France, and China have implemented stringent laws and regulations governing vehicular emissions, requiring automobile manufacturers to use advanced technologies to combat high-emission levels in vehicles. To incentivize clean-energy use, many governments are increasingly instituting substantial incentives for consumers to purchase electric vehicles, such as:

●	tax credits, rebates, and exemptions; reduced vehicle registration fees;

●	reduced utility rates; and

●	parking incentives.

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Further, governments are establishing infrastructure benchmarks to support the growth of the electric vehicle industry.

A prime example of government involvement in developing the electric vehicle industry, a recent New Jersey bill aims to have 330,000 electric vehicles on state roads by the end of 2024 and a total of 2 million by 2035. To facilitate this goal, the bill calls for the state to have 400 fast-charging stations and another 1,000 slow-charging stations, both by 2025. Thirty percent of all apartment, condo and townhouse developments in New Jersey would need to have chargers by 2030, while half of all franchise hotels would need to have chargers by 2050. As the network of government rules and regulations expands, so too should investment in the research and development of LSEV technology and infrastructure.

Urbanization on the Rise. According to the U.N., in 2015, 55% of the world’s population was urban, and by 2050, it is estimated that this percentage will increase to 68%. As the world population continues to urbanize, a growing number of consumers are expected to seek alternatives, such as LSEVs, to internal combustion engine vehicles in order to save money and space in congested city streets.

Increasing Sense of Social Responsibility. In tandem with governmental efforts to curb pollution and encourage more sustainable transportation practices, consumers face increasing social pressure to adopt eco-friendly lifestyles. As this demand grows, the LSEV market should continue to develop.

Target Markets

The multipurpose applications and clean energy use of LSEVs make them popular across a wide array of industries and customers, including college and university campuses, resorts and hotels, corporate parks, hospitals, warehouses, individual consumers, last mile delivery service providers, municipalities, and the food service industry. A number of these market segments, and AYRO’s competitive position within them, are discussed in greater detail below.

Universities. LSEVs are growing increasingly common on university and college campuses due to a number of factors. LSEVs fulfill the versatile needs of campuses better than golf carts or standard combustion vehicles because, not only does LSEVs’ low speed threshold promote safer driving among pedestrians, the vehicles are also street legal with on-road safety features, enabling drivers to drive on roads and free up pedestrian space along sidewalks and smaller pathways. Additionally, the significantly reduced carbon imprint of LSEVs compared to internal combustion engine vehicles appeal to environmentally aware students and professors looking to promote environmental sustainability on campus. By transitioning from internal combustion engine vehicles to LSEVs, campuses should be able to reduce significantly the costs spent on fuel, oil, parts, and maintenance. AYRO’s vehicles, particularly the AYRO 411 Fleet, provide all of these benefits to university and college campuses. AYRO estimates that in the U.S., there are over 1,800 higher education campuses with over 10,000 students each with over 400 on-campus vehicles that are ideal targets for the AYRO 411 Fleet as campuses transition from fossil-fueled campus fleet vehicles to EVs.

Food Delivery Services. As the millennial generation assumes a more substantial portion of the consumer population, customers increasingly favor convenience and timeliness, spurring dramatic growth in online ordering and delivery services across a wide swath of industries, including food delivery and restaurant ordering services. Food delivery sales are anticipated to increase over 20% per year, culminating in an expected $365 billion worldwide by 2030, according to Upserve. Upserve further estimates that approximately 60% of U.S. consumers report that they order delivery or takeout at least once a week. Within the next decade, potentially over 40% of restaurant sales will be attributable to delivery services, according to Morgan Stanley.

In its market research, AYRO has determined that delivery services, including restaurants using the AYRO 311 as a delivery vehicle rather than outsourcing delivery to third party services, have reduced their delivery costs by up to 50%. Delivery service companies using the AYRO 311 as an in-house delivery vehicle rather than outsourcing delivery are also better equipped to manage the customer experience and maintain customer relationships and data.

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Last Mile Delivery Service. Retail focus on last mile delivery—the movement of goods from a transportation hub to the final delivery destination—has grown exponentially over the past few years due to the rise in online ordering and e-commerce. Consumers’ ability to pick and choose products based on delivery speed and availability makes last mile delivery a key differentiator among retailers. Last mile delivery provides retailers timelier and more convenient delivery options not offered by the main three shipping services in the U.S. (the U.S. Postal Service, FedEx, and UPS). Additionally, given the increasing designation of low emission zones in urban centers, retailers will need to continue to deploy eco-friendly vehicles. Retailers will likely expand the use of LSEV fleets to make deliveries in low emission zones due to their zero gas emissions and lower price than competing electric vehicles. AYRO expects that the AYRO 411 Fleet, with its variety of cargo bed options ideal for hauling and delivery and its low price point, should stand out among the competition. Additionally, the AYRO 311 autocycle is ideal for short point-destination deliveries for smaller packages and urgent urban courier-style deliveries.

Municipalities. As more city governments adopt regulations geared toward reducing pollution from vehicles, cities are increasingly looking to replace their municipal vehicles with zero-emission fleets. Such fleet overhauls, however, can be costly. LSEVs are a cheaper and more practical option for cities daunted by the cost of standard electronic vehicles. AYRO’s LSEVs have both on and off-road capabilities, making them particularly versatile for municipalities.

On-Road and Personal Transportation. LSEVs offer a feasible and practical method of transportation, especially in urban centers. Because AYRO’s LSEVs are street-legal, they offer city dwellers a more sustainable, cost-efficient, easily maneuverable, compact and light weight option compared to internal combustion engine vehicles. AYRO LSEVs also offer a variety of specifications and equipment, meaning that consumers do not have to sacrifice comfort or convenience.

Market Considerations

AYRO primarily focuses on the LSEV North American market, which is highly competitive and constitutes 28% of the global LSEV market according to Wise Guy Reports. AYRO has examined various considerations with regard to the AYRO’s market impact, including cost comparisons to existing vehicles in the market, market validation and target commercial markets.

Competition

The worldwide automotive market, particularly for economy and alternative fuel vehicles, is highly competitive, and AYRO expects it will become even more so in the future. Other manufacturers have entered the three-wheeled vehicle market, and AYRO expects additional competitors to enter this market within the next several years. As the LSEV market grows increasingly saturated, AYRO expects to experience significant competition. The most competitive companies in the global LSEV market include HDK Electric Vehicles, Bradshaw Electric Vehicles, Textron Inc., Polaris Industries, Yamaha Motors Co. Ltd., Ingersoll Rand, Inc., Speedway Electric, AGT Electric Cars, Bintelli Electric Vehicles and Ligier Group. AYRO’s relationship with Club Car, a division of Ingersoll Rand, Inc., gives AYRO a strong competitive advantage. Despite this fact, many of the other competitors listed above have significantly greater financial, technical, manufacturing, marketing and other resources than AYRO and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Many of these competitors modify an existing fossil-fuel powered golf cart to meet utility and commercial needs for an all-electric commercial utility vehicle, unlike the AYRO 411 Fleet, which was engineered, designed and produced as a portfolio of electric, light duty trucks and vans.

When compared to internal combustion engine vehicles, AYRO’s vehicles are significantly more attractive based on tax, title and license fees and CO2 emissions. Compared to a standard Ford F150 (gasoline) pickup truck (2.7 liter), the AYRO 411 Fleet provides an approximate 49% reduction in operating expenses and an approximate 100% reduction in CO2 emissions (if renewed energy is used to charge the AYRO vehicles, an increasing trend for most higher education campuses and government facilities). Compared to a Nissan Versa (gasoline) four cylinder (1.6 liter) sub-compact car, the AYRO 311 provides a similarly drastic reduction in operating expenses and CO2 emissions. Additionally, the AYRO 311’s starting manufacturer suggested retail price (“MSRP”) is $9,999. Arcimoto and SOLO market three-wheeled electric vehicles with starting MSRPs of $19,900 and $15,888, respectively.

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AYRO’s most closely-matched competitor in the LSEV industry is Polaris Gem (“Gem”), an LSEV manufacturer that manufactures products designed for applications similar to AYRO’s. Gem offers three passenger vehicle models and two utility vehicle models. Although Gem’s GEM el XD model, which is similar to vehicles in the AYRO 411 Fleet, has a lower starting MSRP than the AYRO 411 Fleet, the GEM el XD would need to be highly configured to match the standard AYRO 411 Fleet features and, with such configuration, would exceed the base MSRP of each vehicle in the AYRO 411 Fleet. The AYRO 411 Fleet has a greater pick-up bed and van box capacity that the GEM el XD, in addition to 13% more horsepower and a 48% better turning radius, allowing drivers of the AYRO 411 Fleet to execute maneuvers in tighter spaces than they would using the GEM el XD.

AYRO expects competition in its industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and may adversely affect AYRO’s business, financial condition, operating results and prospects. AYRO’s ability to successfully compete in its industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurances that AYRO will be able to compete successfully in its markets. If AYRO’s competitors introduce new cars or services that compete with or surpass the quality, price or performance of AYRO’s vehicles or services, AYRO may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow AYRO to generate attractive rates of return on its investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm AYRO’s business, prospects, financial condition and operating results.

AYRO’s Strategy

AYRO’s goal is to continue to develop and commercialize automotive-grade, sustainable electric transportation solutions for the markets and use cases that AYRO believes can be well served by AYRO’s purpose-built, street legal and road-ready electric vehicles. AYRO’s business strategy includes the following:

●	Leverage the relationship with Club Car to expand AYRO’s product portfolio and increase its customer base. AYRO is working on and has plans to expand its current electric transportation solutions portfolio in collaboration with Club Car. This plan includes next generation light duty trucks and new purpose-driven electric vehicles. Additionally, AYRO is collaborating with Club Car’s sales and marketing teams to expand adoption of its vehicles in the United States and intends to expand its geographical footprint within Club Car’s global distribution and channel network.

●	Rapidly scale up AYRO’s operations to achieve growth. AYRO intends to direct resources to scale up AYRO’s operations, which AYRO believes is needed to increase its revenue, including expanding and optimizing its automotive component supply chain and AYRO’s flow-based assembly operations in Round Rock, Texas. Further, AYRO plans to expand sales territories and add distribution channels, forming strategic partnerships to build-out its whole product offering and to access additional sales channels or to accelerate product adoption for particular vertical markets, building AYRO’s brand, and increasing manufacturing capacity to produce higher volumes of electric vehicles.

●	Identify defined markets and use cases which are currently under-served but represent sizable market opportunity sub-sets of the electric vehicle market and focus development efforts on road-ready autocycles and other purpose-built electric vehicles to address such markets. AYRO is currently developing a new series of automotive-grade autocycles, engineered and optimized to meet targeted use cases such as last mile and urban delivery. AYRO is also working on Club Car’s next generation, electric light duty trucks and developing a new purpose-built vehicle with Club Car. AYRO intends to direct resources to advance the development of such purpose-built transportation solutions which AYRO believes will allow the company to address currently underserved, yet growing markets, that are application specific. AYRO believes that AYRO’s all-electric transportation solutions, such as its compact, lightweight and maneuverable campus and urban vehicles, can benefit targeted geographical and vertical customers by offering lower annual/lifetime total cost of ownership for zero emissions/zero carbon footprint vehicles.

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●	Invest in research and development and qualification of sensors, cameras, software and mobility services seeking to enhance the value of using AYRO’s electric vehicles and to derive incremental potential revenue streams for AYRO and its partner ecosystem. AYRO intends to integrate radio frequency-enabled hardware and develop data collection, communication processes and mobility services in collaboration with Autonomic. AYRO and Autonomic plan to develop a technology platform that collects vehicle health, use and location information (telematics) into its transportation mobility cloud and produces purpose-built information back to AYRO, customers and fleet operators, the subscription to which can be offered to the end customers which AYRO believes will enhance the value of using AYRO’s electric vehicles and provide additional revenue stream.

Reverse Stock Split and Stock Dividend

Effective as of 6:05 pm Eastern Time on May 28, 2020, we filed an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares (the “Reverse Stock Split”). Immediately following the Reverse Stock Split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split and the Stock Dividend in accordance with the terms of each security based on the split or dividend ratio (i.e., the number of shares issuable under such securities has been divided by ten and multiplied by two, and, in the case of stock options and warrants, the exercise or conversion price per share has been multiplied by ten and divided by two). Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split and dividend ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split and Stock Dividend affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in the Company. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split and the Stock Dividend.

Registered Direct Offerings

In June 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares (the “June 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $2.50 per share, for gross proceeds of approximately $5.5 million before the deduction of fees and offering expenses. The June 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the Securities and Exchange Commission on November 9, 2018.

On July 6, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which AYRO agreed to issue and sell in a registered direct offering an aggregate of 3,157,895 shares (the “July 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $4.75 per share, for gross proceeds of approximately $15.0 million before the deduction of fees and offering expenses. The July 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the SEC on November 9, 2018.

On July 23, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell in a registered direct offering an aggregate of 1,850,000 shares of common stock and the option to purchase 1,387,500 additional shares (the “Additional Shares”) of common stock through October 19, 2020 (the “July 23, 2020 Shares”) of our common stock, par value $0.0001 per share, at an offering price of $5.00 per share, for gross proceeds of approximately $9.25 million at the initial closing before the deduction of fees and offering expenses (the “July 23 Offering”). The July 23, 2020 Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-227858), previously filed with the Securities and Exchange Commission on October 16, 2018, and declared effective by the SEC on November 9, 2018. As of November 20, 2020, investors had exercised the Option to purchase an aggregate of 300,000 Additional Shares.

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Summary Risk Factors

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the matters discussed below and in the “Risk Factors” section beginning on page S-16 of this prospectus supplement prior to deciding whether to invest in our common stock. If any of the following risks occur, our business, financial condition, results of operations, cash flows, cash available for distribution, ability to service our debt obligations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline and you may lose some or all of your investment. Some of these risks include:

●	we may be acquired by a third party based on preexisting agreements;

●	we have a history of losses and have never been profitable, and we expect to incur additional losses in the future and may never be profitable;

●	the market for our products is developing and may not develop as expected;

●	our business is subject to general economic and market conditions;

●	our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak;

●	our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of any investment in our securities;

●	we may experience lower-than-anticipated market acceptance of our vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles;

●	the markets in which we operate are highly competitive, and we may not be successful in competing in these industries;

●	a significant portion of our revenues are derived from a single customer;

●	we rely on and intend to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of our vehicles; and

●	we will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, we changed our name to “DropCar, Inc.” The 2018 Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP. In May 2020, we completed the Merger and changed our name to “AYRO, Inc.” Our principal corporate office is located at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, telephone 512-994-4917. Our internet address is https://ayro.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus supplement.

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THE OFFERING

Issuer	AYRO, Inc.

Common Stock offered by us	1,650,164 shares

Shares of Common Stock to be Outstanding after this Offering	25,948,497 shares (assuming we sell the maximum number of shares of common stock offered in this offering and excluding the shares issuable upon the exercise of the Warrants to be issued in the concurrent private placement and warrants to be issued to the placement agents)

Offering Price Per Share	$6.06 per share

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-18.

Concurrent private placement of Warrants	In a concurrent private placement, we are selling to investors in this offering Series A Warrants to purchase up to an additional 1,237,624 shares of our common stock, representing 0.75 shares of our common stock for each share purchased in this offering, and Series B Warrants to purchase up to an additional 825,084 shares of our common stock, representing 0.50 shares of our common stock for each share purchased in this offering. Each Series A Warrant will be exercisable for one share of our common stock at an exercise price of $8.09 per share, will be exercisable immediately upon issuance and will have a term of six months from the date of issuance. Each Series B Warrant will be exercisable for one share of our common stock at an exercise price of $8.90 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Risk factors	See the “Risk Factors” section of this prospectus supplement, the Form 10-Q and in the other documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“AYRO.”

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The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 24,298,333 shares outstanding as of September 30, 2020. The number of shares outstanding as of September 30, 2020, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	7 shares of common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,825 shares of common stock issuable upon the conversion of outstanding shares of Series H-3 Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,440 shares of common stock issuable upon the conversion of outstanding shares of Series H-6 Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,781,488 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020 at a weighted average exercise price of $4.55 per share;

●	2,024,411 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2020 at a weighted average exercise price of $6.17 per share;

●	1,048,385 shares of common stock reserved for future issuance under our Long-Term Incentive Plan as of September 30, 2020;

●	1,387,500 Additional Shares (the “Option”) issuable upon the exercise of the options issued pursuant to the July 21, 2020 securities purchase agreement;

●	1,237,624 shares of common stock issuable upon the exercise of the Series A Warrants with an exercise price of $8.09 per share;

●	825,084 shares of common stock issuable upon the exercise of the Series A Warrants with an exercise price of $8.90 per share; and

●	57,467 shares of common stock issuable upon exercise of Palladium’s warrants with an exercise price of $6.969 per share to be issued to Palladium as compensation in connection with this offering, and 56,256 shares of common stock issuable upon exercise of Spartan’s warrants with an exercise price of $6.666 per share to be issued to Spartan as compensation in connection with this offering (the “Placement Agent Warrants”).

Except as otherwise indicated, the information in this prospectus supplement is as of November 20, 2020 and assumes no exercise of the Warrants or Placement Agent Warrants, vesting of restricted stock units or exercise of warrants described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in the Form 10-Q before making a decision about investing in our securities. The risks and uncertainties discussed below and in the Form 10-Q are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on an offering price of $6.06 per share of our common stock, if you purchase securities in this offering, you will experience immediate dilution of $4.48 per share, representing the difference between the offering price per share of our common stock and our pro forma as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-18. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

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We will be required to raise additional capital to fund our operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests.

The design, manufacture, sale and servicing of vehicles is a capital-intensive business, and we need to raise additional funds to expand our operations and reach our vehicle production goals. At September 30, 2020, we had working capital of approximately $29,900,000. Based upon our current expectations, we believe that our existing capital resources, including the capital raised prior to the Merger and the funds from this offering, will enable us to continue planned operations for at least the next 12 months. However, we cannot assure you that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. If these and our sales revenue are not sufficient to cover our cash requirements, we will need to raise additional capital, whether through the sale of equity or debt securities, the entry into strategic business collaborations, the establishment of other funding facilities, licensing arrangements, or asset sales or other means, in order to support our business plan. Such additional capital we may need may not be available on reasonable terms or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions, performance of our vehicles, market demand for our vehicles and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to obtain additional financing on a timely basis, we may have to curtail, delay or eliminate our development activities and growth plans, and/or be forced to sell some or all assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate, in which event it is unlikely that stockholders would receive any distribution on their shares. Further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We have raised capital in the past primarily through debt and private placements of our convertible preferred stock. We may in the future pursue the sale of additional equity and/or debt securities, or the establishment of other funding facilities including asset-based borrowings. There can be no assurances, however, that we will be able to raise additional capital through such an offering on acceptable terms, or at all. Issuances of additional debt or equity securities could impact the rights of the holders of our common stock and may dilute their ownership percentage. The terms of any securities we issue in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

The terms of debt securities we may have to issue or future borrowings we may have to incur to fund our operations could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business.

If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, to grant licenses on terms that are not favorable to us, or to issue equity instruments that may be dilutive to our stockholders.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact its financial condition.

Our long-term capital requirements are subject to numerous risks.

Our long-term capital requirements are expected to depend on many potential factors, including, among others:

●	the number of vehicles being manufactured and future models in development;

●	the regulatory compliance and clarity of each of our vehicles;

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●	the progress, success and cost of our development programs, including manufacturing;

●	the costs of manufacturing, developing sales, marketing and distribution channels;

●	the costs of enforcing our issued patents and defending intellectual property-related claims;

●	our ability to successfully grow sales, including securing strategic partner and distribution agreements and favorable pricing and market share; and

●	our consumption of available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting estimated offering expenses payable by us, will be approximately $9.2 million, excluding the proceeds we may receive from the exercise of the Warrants issued in the concurrent private placement and the Placement Agent Warrants to be issued to Palladium and Spartan as compensation.

We intend to use the net proceeds from the sale of the shares for working capital and other general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The Nasdaq Capital Market under the symbol “AYRO.” On November 20, 2020, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $8.09 per share.

DILUTION

If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020, was approximately $30,760,459, or $1.27 per share of our common stock, based upon 24,298,333 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

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Our pro forma net tangible book value as of September 30, 2020, was approximately $33,203,749, or $1.32 per share, after giving effect to the following issuances of common stock after September 30, 2020: (i) an aggregate of 300,000 shares of common stock upon the exercise of the Option by certain investors, at a price of $5.00 per share, (ii) an aggregate of 36,236 shares of common stock upon the exercise of pre-funded warrants assumed in the Merger at an exercise price of $0.000367 per share; (iii) an aggregate of 249,665 shares of common stock upon the exercise of warrants assumed in the Merger at an exercise price of $1.3599 per share; (iv) 232,403 shares of common stock to Palladium for advisory services in connection with the Merger, of which 92,186 related to a private placement with an aggregate purchase price of $850,000, at an exercise price of $0.7423 per warrant share, 68,075 related to a private placement with an aggregate purchase price of $1,150,000, at an exercise price of $1.3599 per warrant share, and 72,142 related to a bridge loan, at an exercise price of $1.1159 per warrant share; and (v) an aggregate of 126,000 shares of common stock upon the exercise of warrants granted to Palladium for advisory services in connection with funding activities to purchase common stock at an exercise price of $2.875 per share.

After giving effect to the sale of 1,650,164 shares of our common stock in this offering at the price of $6.06 per share of common stock, and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $42,378,749, or $1.58 per share. This represents an immediate increase in net tangible book value of $0.26 per share to existing stockholders and immediate dilution in net tangible book value of $4.48 per share to new investors. The following table illustrates this dilution on a per share basis:

Offering price per share		$6.06
Historical net tangible book value per share as of September 30, 2020	$1.27
Pro forma increase in net tangible book value per share	$0.05
Pro forma net tangible book value per share as of September 30, 2020	$1.32
Increase in net tangible book value per share attributable to this offering	$0.26
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		1.58

Dilution per share to new investors		$4.48

The discussion and table above assume no exercise of the Series A Warrants or Series B Warrants to purchase an aggregate of 2,062,708 shares of common stock to be issued to purchasers in a concurrent private placement or the Placement Agent Warrants to purchase an aggregate of 114,012 shares of common stock to be issued to the Placement Agents in this offering.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based are based upon 24,298,333 shares of common stock outstanding as of September 30, 2020 and, unless otherwise indicated, exclude:

●	7 shares of common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,825 shares of common stock issuable upon the conversion of outstanding shares of Series H-3 Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,440 shares of common stock issuable upon the conversion of outstanding shares of Series H-6 Convertible Preferred Stock outstanding as of September 30, 2020;

●	1,781,488 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2020 at a weighted average exercise price of $4.55 per share;

●	2,024,411 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2020 at a weighted average exercise price of $6.17 per share;

●	1,048,385 shares of common stock reserved for future issuance under our Long-Term Incentive Plan as of September 30, 2020;

●	1,087,500 shares of common stock issuable upon the exercise of the Option as of September 30, 2020;

●	1,237,624 shares of common stock issuable upon the exercise of Series A warrants to be issued to purchasers in a private placement concurrent with this offering at an exercise price of $8.09 per share;

●	825,084 shares of common stock issuable upon the exercise of Series B warrants to be issued to purchasers in a private placement concurrent with this offering at an exercise price of $8.90 per share; and

●	57,467 shares of common stock issuable upon exercise of Palladium’s warrants with an exercise price of $6.969 per share to be issued to Palladium as compensation in connection with this offering, and 56,256 shares of common stock issuable upon exercise of Spartan’s warrants with an exercise price of $6.666 per share to be issued to Spartan as compensation in connection with this offering.

S-19

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to each of the investors in this offering Series A Warrants to purchase 0.75 shares of common stock for every one share of common stock purchased in the offering by each such investor and Series B Warrants to purchase 0.5 shares of common stock for every one share of common stock purchased in this offering by each such investor. The aggregate number of Warrant Shares exercisable pursuant to the Warrants is 2,062,708. The Series A Warrants will be exercisable at an exercise price of $8.09 per share, and the Series B Warrants will be exercisable at an exercise price of $8.90 per share. The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Each Series A Warrant shall be exercisable immediately upon issuance and have a term of exercise equal to six months from the date of issuance. Each Series B Warrant shall be exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. A holder of Warrants will have the right to exercise the Warrants on a “cashless” basis if there is no effective registration statement registering the resale of the Warrant Shares six months after the closing date of this offering. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

The Warrants are callable by us upon 10 calendar days’ notice at $0.01 per share of common stock then purchasable pursuant to the warrant if the closing bid price of our common stock on our principal trading market exceeds $12.135, in the case of Series A Warrants, or $17.80, in the case of Series B Warrants, for 10 consecutive trading days.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

PLAN OF DISTRIBUTION

We are offering 1,650,164 shares of our common stock in a registered direct offering at an offering price of $6.06 per share of common stock to investors that are not affiliated with us. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors.

The shares of our common stock offered hereby are being sold directly to purchasers and not through a placement agent, underwriter or securities broker or dealer.

We agreed to pay Palladium Capital Advisors, LLC, or Palladium, a fee consisting of (i) cash compensation equal to 8.0% of the gross proceeds raised in this offering to investors introduced to us by Palladium, and (ii) compensation warrants to purchase 7% of the shares of our common stock sold in any private placement of our securities to investors introduced to us by Palladium at an exercise price of 115% of the purchase price of the shares of our common stock. The total fee payable to Palladium in connection with this offering will be a cash compensation of approximately $400,000 and a compensation warrant to purchase 57,467 shares of our common stock at an exercise price of $6.969 per share.

S-20

Pursuant to the Investment Banking Agreement, dated March 6, 2020, as amended, with Spartan Capital Securities, LLC (“Spartan”), Spartan is entitled to a fee consisting of cash compensation equal to 7.5% of the gross proceeds raised in the offering from the sale of common stock to certain of the investors introduced to us by Spartan. The total fee payable to Spartan in connection with this offering will be a cash compensation of approximately $375,000. Spartan is also entitled to a warrant to purchase 56,256 shares of our common stock (which represents a number of shares equal to 7.5% of the gross proceeds raised in this offering to investors introduced to us by Spartan divided by 110% of the purchase price per share sold in this offering) at an exercise price of $6.666 per share (which represents 110% of the offering price per share sold in this offering).

We intend to enter into a securities purchase agreement with purchasers covering the sale of the shares offered under this prospectus supplement. A copy of the form of securities purchase agreement between us and the purchasers will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC. We currently anticipate that closing of the sale of all 1,650,164 shares of our common stock offered hereby will take place on or about November 24, 2020.

We have agreed to indemnify Palladium and Spartan and specified other persons against certain liabilities relating to or arising out of Palladium’s or Spartan’s activities under their respective engagement letters, including for liabilities under the Securities Act, and to contribute to payments that Palladium or Spartan may be required to make in respect of such liabilities.

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AYRO.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The consolidated financial statements of DropCar, Inc. as of and for the year ended December 31, 2019, incorporated herein by reference has been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (such report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of DropCar, Inc. and Subsidiaries as of December 31, 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, and includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of AYRO, Inc. as of December 31, 2019 and 2018 and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-21

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ayro.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 10, 2020;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 9, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 6, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 5, 2020, February 7, 2020 (and as amended on February 14, 2020), February 24, 2020, March 6, 2020, May 15, 2020, May 19, 2020, May 26, 2020, May 28, 2020, May 29, 2020 (and as amended on June 3, 2020), June 19, 2020, July 8, 2020, July 23, 2020, September 29, 2020, October 1, 2020, October 16, 2020, and November 23, 2020;

●	the following sections from our Registration Statement on Form S-4 filed with the SEC on February 14, 2020, as amended on April 24, 2020 (the “Form S-4”): “Management of the Combined Company,” “Information About AYRO,” and “Information About DropCar—Legal Proceedings”; and

●	the description of our common stock contained in the “Description of DropCar Capital Stock” in the Form S-4.

S-22

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, TX 78664, Attention: Curtis Smith. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

S-23

1,650,164 Shares of Common Stock

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2018

PROSPECTUS

DROPCAR, INC.

$50,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. We are registering these shares of our common stock pursuant to an offer letter that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “DCAR.” On October 11, 2018, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.52 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “DropCar,” “the Company,” “we,” “us,” “our” and similar terms refer to Dropcar, Inc.

i

 PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Operating Segments

We have two reportable operating segments: DropCar Operating and WPCS International Incorporated (“WPCS”).

DropCar Operating

We are a provider of automotive vehicle support, fleet logistics, and concierge services for both consumers and the automotive industry. Our cloud-based Enterprise Vehicle Assistance and Logistics (“VAL”) platform and mobile application (“app”) assists consumers and automotive-related companies reduce the costs, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Our VAL platform is a web-based interface to our core service that coordinates the movements and schedules of trained valets who pickup and drop off cars at dealerships and customer locations. The app tracks progress and provides email and text notifications on status to both dealers and customers, increasing the quality of communication and subsequent satisfaction with the service.

In July 2018, we launched our Mobility Cloud platform which provides automotive-related businesses with a 100% self-serve SaaS version of its VAL platform to manage our own operations and drivers, as well as customer relationship management (“CRM”) tools that enable their clients to schedule and track their vehicles for service pickup and delivery. Our Mobility Cloud also provides access to private APIs (application programming interface) which automotive-businesses can use to integrate our logistics and field support directly into their own applications and processes natively, to create more seamless client experiences.

We believe that consumers love the freedom and comfort of having a personal vehicle, but are held hostage by their dependence on the physical location of garages and service centers for parking and maintenance. The continued population shift into cities and resulting increase in real estate prices are only compounding this burden. We seek to solve this problem by freeing clients from the reliance on the physical location of garages and service centers.

We achieve this balance of increased consumer flexibility and lower consumer cost by aggregating demand for parking and other automotive services and redistributing their fulfillment to partners in the city and on city outskirt areas that have not traditionally had access to lucrative city business. Beyond the immediate unit economic benefits of securing bulk discounts from vendor partners, we believe there is significant opportunity to further vertically integrate such businesses along the supply chain into our platform.

To date, we operate primarily in the New York metropolitan area. In May 2018, we expanded operations with our B2B business in San Francisco and in June 2018 we expanded operations with our B2B business in Washington DC, both new market expansions are with a major original equipment manufacturer (“OEM”) customer.

On the enterprise side, OEMs, dealers, and other service providers in the automotive space are increasingly being challenged with consumers who have limited time to bring in their vehicles for maintenance and service, making it difficult to retain valuable post-sale service contracts or scheduled consumer maintenance and service appointments. Additionally, many of the vehicle support centers for automotive providers (i.e., dealerships, including body work and diagnostic shops) have moved out of urban areas thus making it more challenging for OEMs and dealers in urban areas to provide convenient and efficient service for their consumer and business clientele. Similarly, shared mobility providers and other fleet managers, such as rental car companies, face a similar urban mobility challenge: getting cars to and from service bays, rebalancing vehicle availability to meet demand and getting vehicles from dealer lots to fleet locations.

While our business-to-business (“B2B”) and business-to-consumer (“B2C”) services generate revenue and help meet the unmet demand for vehicle support services, we are also building-out a platform and customer base that positions us well for developments in the automotive space when vehicle ownership becomes more subscription based with transportation services and concierge options well-suited to match a customer’s immediate needs. For example, certain car manufacturers are testing new services in which customers pay the manufacturer a flat fee per month to drive a number of different models for any length of time.

WPCS

WPCS provides low voltage communication infrastructure services. The Company specializes in the installation and service of low voltage communications, voice and data networks, security systems, audio-visual solutions, and distributed antenna systems and provide experienced project management and deliver complex projects to key vertical markets that include healthcare, education, transportation, energy and utilities, oil and gas, manufacturing, commercial real estate, financial, and government.

Recent Developments

Reverse Merger and Exchange Ratio

On January 30, 2018, DC Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of WPCS, completed its merger with and into DropCar, Inc. (“Private DropCar”), with Private DropCar surviving as a wholly owned subsidiary of WPCS. This transaction is referred to as the “Reverse Merger.” The Reverse Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 6, 2017, by and among WPCS, Private DropCar and Merger Sub.

As a result of the Reverse Merger, each outstanding share of Private DropCar share capital (including shares of Private DropCar share capital to be issued upon the conversion of outstanding convertible debt) automatically converted into the right to receive approximately 0.3273 shares of WPCS’s common stock, par value $0.0001 per share (the “Exchange Ratio”). Following the closing of the Reverse Merger, holders of WPCS’s common stock immediately prior to the Reverse Merger owned approximately 22.9% on a fully diluted basis, and holders of Private DropCar common stock immediately prior to the Reverse Merger owned approximately 77.1% on a fully diluted basis, of WPCS’s common stock.

The Reverse Merger has been accounted for as a reverse acquisition under the acquisition method of accounting where Private DropCar is considered the accounting acquirer and WPCS is the acquired company for financial reporting purposes. Private DropCar was determined to be the accounting acquirer based on the terms of the Merger Agreement and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management, which was deemed to have control. The pre-acquisition financial statements of Private DropCar became the historical financial statements of WPCS following the Reverse Merger. The historical financial statement, outstanding shares and all other historical share information have been adjusted by multiplying the respective share amount by the Exchange Ratio as if the Exchange Ratio had been in effect for all periods presented.

Immediately following the Reverse Merger, the combined company changed its name from WPCS International Incorporation to DropCar, Inc. The combined company following the Reverse Merger may be referred to herein as “the combined company,” “DropCar,” or the “Company.”

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on January 30, 2018 under the ticker symbol “WPCS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “DCAR” on January 31, 2018.

Consumer Services Product Offering Change

In July 2018, DropCar Operating began assessing demand for a Self-Park Spaces monthly parking plan whereby consumers could designate specific garages for their vehicles to be stored at a base monthly rate, with 24/7 access for picking up and returning their vehicle directly, and the option to pay a la carte on a per hour basis for a driver to perform functions such as picking up and returning the vehicle to the client’s front door. This model aligns more directly with how the Company has structured the enterprise B2B side of its business, where an interaction with a vehicle on behalf of its drivers typically generates net new revenue. DropCar Operating has decided that the Self-Park Spaces plan combined with its on-demand valet service will be the only plans that it will offer consumers from September 1, 2018 onwards. Subscriber plans prior to this date will continue to receive service on a prorated basis. Additionally, the Company is scaling back its 360 Services for the Consumer portion of the market. As a result of this shift, in August 2018, the Company has begun to significantly streamline its field teams, operations and back office support tied to its pre-September 1, 2018 consumer subscription plans.

Term Sheet for Sale of WPCS Business

On August 9, 2018 the Company entered into a term sheet with the management of WPCS International Suisun City, Inc. for the sale of select assets and liabilities of the Company’s WPCS business for $3.5 million. It is anticipated that the transaction will close in the 4th quarter of 2018, however, there can be no assurance that the sale will be consummated on the terms previously negotiated or at all. The contemplated sales price is exptected to be below the carrying value of the Company's goodwill and intangibles  In the event the transaction is consummated under its current terms, the Company would record a material impairment charge.

Issuance of Series J Warrants

On August 31, 2018, the Company offered (the “Repricing Offer Letter”) to the holders (the “Holders”) of the Company’s outstanding Series H-4 Warrants to purchase common stock of the Company issued on March 8, 2018 (the “Series H-4 Warrants”) the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, the Company issued a “reload” warrant (the “Series J Warrants”) to each Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) the Company has the right to require the Holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for the Company’s common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, the Company received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of the Company’s common stock. The Company received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “Merger”). On January 30, 2018, immediately after completion of the Merger, we changed our name to “DropCar, Inc.” The Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP.

Our principal corporate office is located at 1412 Broadway, Suite 2105, New York, New York 10018, telephone (646) 342-1595. Our internet address is www.dropcar.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. In addition to the securities we may offer, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We or the selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, the selling stockholders, and our respective agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders offer securities through agents or underwriters, we or the selling stockholders, as applicable, will include in the applicable prospectus supplement:

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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us or the selling stockholders, as applicable.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

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our ability to obtain adequate financing to meet our future operational and capital needs;

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our ability to continue as a going concern without additional financing;

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the timing of and our ability to obtain marketing approval of our product candidates, and the ability of our product candidates to meet existing or future regulatory standards;

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our ability to comply with government laws and regulations;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our estimates regarding the potential market opportunity for our product candidates;

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the timing of or our ability to enter into partnerships to market and commercialize our product candidates;

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the rate and degree of market acceptance of any product candidate for which we receive marketing approval;

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our intellectual property position;

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our estimates regarding expenses, future revenues, capital requirements and needs for additional funding and our ability to obtain additional funding;

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the success of competing treatments; and

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our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” contained in our Current Report on Form 8-K/A filed with the SEC on April 2, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds in connection with sales by any selling stockholder.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

The selling stockholders may from time to time sell their shares of our common stock listed in the table under “Selling Stockholders.” The selling stockholders, including their transferees, may sell their shares directly to purchasers or through underwriter, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the shares. In the case of sales by the selling stockholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by the selling stockholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and describe the principal terms of the agreement between the selling stockholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by the selling stockholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and amended and restated bylaws (“Bylaws”), are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws that are on file with the SEC.

We are authorized to issue up to 100,000,000 shares of common stock and up to 5,000,000 shares of preferred stock with the rights, preferences and privileges determined by our board of directors from time to time. Based on our capitalization as of October 9, 2018, we had issued and outstanding:

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8,884,411 shares of our common stock held by 39 stockholders of record;

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29,040 shares of our convertible preferred stock held by 16 stockholders of record; and

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8,739,460 shares of our common stock reserved for future issuance as follows: (i) 1,020,539 shares for issuance upon exercise of stock options granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, at a weighted average exercise price of $4.58 per share, all of which are issuable upon exercise of currently outstanding options, subject to vesting; (ii) 1,467,858 shares for issuance upon exercise of restricted stock units granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, all of which are issuable upon vesting of currently outstanding restricted stock units; (iii) 2,739,225 shares for issuance upon conversion of the outstanding shares of our convertible preferred stock; and (iv) 3,511,838 shares for issuance upon exercise of the outstanding warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Series H Convertible Preferred Stock

On June 30, 2015, we entered into Amendment, Waiver and Exchange Agreements (the “Exchange Agreements”) with certain of our promissory note holders, who held $1,299,000 in principal amount of unsecured promissory notes of ours. Pursuant to the terms of the Exchange Agreements, the holders of such notes agreed to exchange all the existing indebtedness for, and we agreed to issue to the holders, an aggregate of 8,435 shares of Series H Convertible Preferred Stock, par value $0.0001 per share (“Series H Stock”). On June 30, 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H Convertible Preferred Stock (the “Series H Certificate of Designation”). Under the terms of the Series H Certificate of Designation, each share of Series H Stock has a stated value of  $154 and is convertible into shares of our common stock, equal to the stated value divided by the conversion price of $1.54 per share (subject to adjustment in the event of stock splits or dividends). We are prohibited from effecting the conversion of the Series H Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon such conversion.

As of October 9, 2018, there were 8 shares of Series H Stock issued and outstanding.

Series H-3 Convertible Preferred Stock

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Series H-3 Securities Purchase Agreement”) with five investors (the “Series H-3 Investors”) pursuant to which we issued to the Series H-3 Investors an aggregate of 7,017 shares of Series H-3 Preferred Convertible Stock, par value $0.0001 per share (the “Series H-3 Stock”), and warrants to purchase 1,101,751 shares of common stock, with an exercise price of  $1.38 per share (the “Series H-3 Warrants”). The purchase price for each share of Series H-3 Stock was $138 and the purchase price for each Series H-3 Warrant was $0.1250, for aggregate gross proceeds of $1,100,000.

On March 30, 2017, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H-3 Stock (the “Series H-3 Certificate of Designation”). Under the terms of the Series H-3 Certificate of Designation, each share of the Series H-3 Stock has a stated value of  $138 and is convertible into shares of common stock, equal to the stated value divided by the conversion price of  $1.38 per share (subject to adjustment in the event of stock splits and dividends). We are prohibited from effecting the conversion of the Series H-3 Stock to the extent that, as a result of such conversion, the holder or any of its affiliates would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series H-3 Stock.

As of October 9, 2018, there were 2,189 shares of Series H-3 Stock issued and outstanding.

Series H-4 Convertible Preferred Stock

On March 8, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which we issued to the Investors an aggregate of 26,843 shares (the “Series H-4 Shares”) of our Series H-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-4 Stock”), and warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). The purchase price per Series H-4 Share was $235.50, equal to (i) the closing price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on March 7, 2018, plus $0.125 multiplied by (ii) 100. The aggregate purchase price for the Series H-4 Shares and Series H-4 Warrants was approximately $6.0 million. The Series H-4 Shares are convertible into 2,684,300 shares of our common stock.

On September 5, 2018, we received a request from Nasdaq to amend our Certificate of Designations, Preferences and Rights of the Series H-4 Convertible Preferred Stock, originally filed with the Secretary of State of the State of Delaware on March 8, 2018 (the “Certificate of Designations”) to provide that the Series H-4 Stock may not be converted into shares of our common stock until we obtain stockholder approval of the issuance of the common stock underlying the Series H-4 Stock pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we filed a Certificate of Amendment (the “COD Amendment”) to the Certificate of Designations to provide for stockholder approval as described above prior to the conversion of the Series H-4 Stock.

As of October 9, 2018, there were 26,843 shares of Series H-4 Stock issued and outstanding.

Options

As of October 9, 2018, we had outstanding options to purchase 1,020,539 shares of our common stock, at a weighted average exercise price of $4.58 per share.

Restricted Stock Units

As of October 9, 2018, we had outstanding restricted stock units to purchase 1,467,858 shares of our common stock.

Warrants

As of October 9, 2018, we had outstanding warrants to purchase an aggregate of 3,511,838 shares of our common stock with exercise prices ranging from $0.60 to $5.52, with an approximate weighted average exercise price of $1.48 per share. The classes of warrants are described below.

Merger Warrants

On April 19, 2018, we entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders (the “Merger Warrant Holders”) of existing merger warrants (the “Merger Warrants”) to purchase shares of our common stock, pursuant to which the Merger Warrant Holders exchanged each Merger Warrant for 1/3rd of a share of Common Stock (collectively, the “New Shares”) and ½ of a warrant to purchase a share of our common stock (collectively, the “Series I Warrants”). In connection with the Exchange Agreements, we issued an aggregate of (i) 292,714 New Shares and (ii) Series I Warrants to purchase an aggregate of 439,070 shares of our common stock. The closing took place on May 16, 2018.

The Series I Warrants have an exercise price of $2.30 per share (reflecting 110% of the market value of our common stock on The Nasdaq Capital Market as of the close of trading on April 18, 2018, prior to the entry into the Warrant Exchange Agreements), and do not contain any price-based anti-dilution protections. In addition, the Series I Warrants are exercisable for three years from the date of issuance and contain a mandatory exercise feature if (i) the volume weighted average price of our common stock equals or exceeds $4.60 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date) for not less than ten (10) consecutive trading days (the “Mandatory Exercise Measuring Period”); (ii) the daily average number of shares of our common stock traded during the Mandatory Exercise Measuring Period equals or exceeds 150,000 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date); and (iii) no Equity Conditions Failure (as defined in the form of Series I Warrant) has occurred (unless the holder has waived such Equity Conditions Failure).

The Merger Warrants were originally issued pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among us, DC Acquisition Corporation (“Merger Sub”) and DropCar Operating Company, Inc. (formerly known as DropCar, Inc.) (“Private DropCar”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was completed on January 30, 2018. The Merger Warrants, which are exercisable to purchase up to 878,146 shares of Common Stock, were issued in exchange for previously outstanding Private DropCar warrants and have terms identical to the terms of the Private DropCar warrants for which they were exchanged, except that the number of shares covered by the Merger Warrants and the exercise price per share were adjusted for an exchange ratio of 0.3273.

As of October 9,2018, there were 0 Merger Warrants issued and outstanding.

Series H-1 Warrants

During July 2015, we issued warrants to purchase 1,279,759 shares of our common stock, with exercise prices between $1.63 and $1.66 per share, subject to adjustments (the “Series H-1 Warrants”).  Subject to certain ownership limitations, the Series H-1 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 304,464 Series H-1 Warrants issued and outstanding.

Series H-3 Warrants

As described above under “Description of Capital Stock – Preferred Stock” in connection with the issuance of the Series H-3 Shares, on March 30, 2017, we issued warrants to purchase 1,101,751 shares of our common stock, with an exercise price of $1.38 per share, subject to adjustments (the “Series H-3 Warrants”).  Subject to certain ownership limitations, the Series H-3 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 84,004 Series H-3 Warrants issued and outstanding.

Series H-4 Warrants

As described above under “Description of Capital Stock - Preferred Stock,” in connection with the issuance of the Series H-4 Shares, on March 8, 2018, we issued warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). Subject to certain ownership limitations, the Series H-4 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

On September 5, 2018, in connection with the Repricing Offer Letter described below, we received a request from Nasdaq to amend our Series H-4 Warrants to provide that the Series H-4 Warrants may not be exercised until we have obtained stockholder approval of the issuance of our common stock underlying the Series H-4 Warrants pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we entered into an amendment (the “Warrant Amendment”) with the holders of our Series H-4 Warrants to provide for stockholder approval as described above prior to the exercise of the Series H-4 Warrants.

As of October 9, 2018, there were 1,123,604 Series H-4 Warrants issued and outstanding.

Series J Warrants

On August 31, 2018, we offered (the “Repricing Offer Letter”) to the holders (the “H-4 Holders”) of our Series H-4 Warrants the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, we issued a “reload” warrant (the “Series J Warrants”) to each H-4 Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) we have the right to require the holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for our common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, we received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of our common stock. We received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

As of October 9, 2018, there were 1,560,696 Series J Warrants issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our IPO.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the Delaware General Corporation Law, permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the Company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Nasdaq Capital Market Listing

Our common stock has been publicly traded on The Nasdaq Capital Market under the symbol “DCAR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title or designation;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

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the date of determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether stockholders are entitled to oversubscription rights, if any;

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any applicable U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

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prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our Certificate of Incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our Certificate of Incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time in whole or in part up to 1,560,696 shares of common stock issuable upon the exercise of the Series J Warrants.

The securities set forth in the table below are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling stockholders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling stockholders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The final column lists the percentage of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of September 15, 2018, assuming exercise of the warrants and conversion of the Preferred Stock held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein. The percentage of shares beneficially owned prior to the offering is based on 8,884,411 shares of our common stock outstanding as of September 15, 2018. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholder may offer under this prospectus and does not take into account any limitations on the exercise of warrants set forth therein.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering
Alpha Capital Anstalt	3,905,477	827,320	3,078,157	9.99%
Iroquois Capital Investment Group LLC (2)	981,481	185,230	796,251	8.96%
Iroquois Master Fund Ltd. (2)	1,493,153	185,230	1,307,923	9.99%
Brio Capital Master Fund Ltd. (3)	647,431	123,506	523,925	5.90%
Fame Associates (4)	297,694	43,224	254,470	2.86%
Isaac Fruchthandler (5)	14,800	4,305	10,495	*
The Hewlett Fund LP (6)	212,200	61,724	150,476	1.69%
Mada Equities LLC (7)	259,294	61,724	197,570	2.22%
Richard Molinsky (8)	73,050	19,100	53,050	*
SOS Investors Group LLC (9)	193,060	18,500	174,560	1.96%
Zeiger Tower LLC (10)	240,253	30,833	209,420	2.36%

* Less than 1%.

(1)
Includes Series J Warrants to acquire 827,320 shares of common stock. The selling stockholder shares voting and investment power with Konrad Ackermann.

(2)
Ownership by Iroquois Capital Investment Group LLC includes Series J Warrants to acquire 185,230 shares of common stock. Ownership by Iroquois Master Fund Ltd. includes Series J Warrants to acquire 185,230 shares of common stock. Richard Abbe is the natural person with voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC and Iroquois Master Fund.

(3)
Includes Series J Warrants to acquire 123,506 shares of common stock. The selling stockholder shares voting and investment power with Shaye Hirsch, Director of Brio Capital Master Fund Ltd.

(4)
 Includes Series J Warrants to acquire 43,224 shares of common stock. The selling stockholder shares voting and investment power with Abraham Fruchthandler.

(5)
Includes Series J Warrants to acquire 4,305 shares of common stock.

(6)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Martin Chopp.

(7)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Mark Weinberger, Member of Mada Equities LLC.

(8)
Includes Series J Warrants to acquire 20,000 shares of common stock. The selling stockholder shares voting and investment power over 18,850 shares with Maria Molinsky.

(9)
Includes Series J Warrants to acquire 18,500 shares of common stock. The selling stockholder shares voting and investment power over all securities with Dovid Obstfeld.

(10)
Includes Series J Warrants to acquire 30,833 shares of common stock. The selling stockholder shares voting and investment power over all securities with Samuel Reinhold.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheets of DropCar, Inc. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dropcar.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed on May 21, 2018 and August 14, 2018, respectively (File Nos. 001-34643);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 17, 2018, January 30, 2018, February 5, 2018, March 9, 2018, March 21, 2018, April 2, 2018, April 20, 2018, May 21, 2018, July 13, 2018, August 1, 2018, August 16, 2018, September 4, 2018, September 10, 2018 and September 25, 2018 (File Nos. 001-34643);

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the description of our common stock contained in our Registration Statement on Form 8-A filed on February 26, 2010 (File No. 001-34643) pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting DropCar, Inc., 1412 Broadway, Suite 2105, New York, NY 10018, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (646) 342-1595.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.